EXHIBIT 99.1

Clearfield Reports First Quarter Fiscal 2026 Results

  Net sales from continuing operations grew 16% year over year to $34.3 million; Gross margin from continuing operations improved by 4 percentage points to 33.2%
  Clearfield Introduces NOVA™ Platform, Optimizing Scalability and Installation Simplicity for High-Density Fiber Connectivity
  Reiterates full year fiscal 2026 guidance of net sales from continuing operations in the range of $160 million to $170 million and EPS of $0.48 to $0.62
  Share buybacks totaled $5.2 million with $23.1 million remaining available for repurchases

MINNEAPOLIS, Feb. 04, 2026 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fiscal first quarter of 2026 ending December 31, 2025. Additional commentary is provided in a letter to shareholders available in the Investor Relations section of the Company’s website.

Fiscal Q1 2026 Financial Summary
(in millions except per share data and percentages)	Q1 2026	vs. Q1 2025	Change	Change (%)
Net Sales from Continuing Operations	$34.3	$29.7	$4.6	16%

Gross Profit ($) from Continuing Operations	$11.4	$8.7	$2.7	31%
Gross Profit (%) from Continuing Operations	33.2%	29.2%	4.0%	14%

Loss from Operations from Continuing Operations	$(1.8)	$(2.0)	$0.2	11%
Income Tax (Benefit) Expense from Continuing Operations	$(0.0)	$0.1	$(0.1)	119%

Net Loss from Continuing Operations	$(0.3)	$(0.4)	$0.1	22%
Net Loss per Diluted Share from Continuing Operations	$(0.02)	$(0.02)	$-	0%

Net Loss from Discontinued Operations, net of tax	$(0.3)	$(1.6)	$1.2	78%
Net Loss per Diluted Share from Discontinued Operations	$(0.02)	$(0.11)	$0.09	82%

Consolidated Net Loss Per Diluted Share	$(0.04)	$(0.13)	$0.09	69%

Management Commentary:

“During the quarter, we saw signs of stabilization and an early rebound in Community Broadband demand, reinforcing confidence in our long-term outlook for fiscal 2026.” said Company President and Chief Executive Officer, Cheri Beranek. “To capitalize on this momentum, we introduced our NOVA™ product line, which represents a strategic extension of our platform into adjacent markets. The NOVA product line positions Clearfield to leverage the demand for higher fiber density driven by data center deployments, low latency applications, and AI. As the leading provider of fiber management solutions for the Community Broadband market, we are guided by a disciplined strategy anchored in our Three-Pillar framework. That framework remains focused on protecting and strengthening our core business, expanding market share, and strategically extending our technology into adjacent markets.”

“We delivered fiscal first quarter net sales from continuing operations of $34.3 million, exceeding our guidance range of $30 to $33 million and up 16% from $29.7 million in the prior year period,” said Chief Financial Officer, Dan Herzog. “Gross margin for the first fiscal quarter improved 4 percentage points to 33.2%, driven primarily by improved overhead absorption and better inventory utilization. We ended the first fiscal quarter with approximately $157 million in cash, short-term and long-term investments and no debt. In November 2025, our Board of Directors increased our share repurchase authorization from $65 million to $85 million, leaving $23.1 million available for additional repurchases as of December 31, 2025.”

Financial Results for the Three Months Ended December 31, 2025

As previously announced, in November 2025 Clearfield completed the sale of its Nestor Cables business. As a result, all financial results are presented for the Clearfield segment continuing operations only, with Nestor results reported under discontinued operations in our Statement of Earnings and Statement of Cash Flows and reported as assets and liabilities held for sale on our Balance Sheet.

Clearfield net sales from continuing operations for the first quarter of fiscal 2026 were $34.3 million, up 16% from $29.7 million in the prior year period. The increase in net sales was driven by increased sales in Community Broadband which is emerging from the negative overhang that has resulted from years-long delays in the BEAD program.

As of December 31, 2025, order backlog (defined as purchase orders received but not yet fulfilled) was $22.8 million, a decrease of $1.9 million, or 8%, compared to $24.7 million as of September 30, 2025, and a decrease of $1.0 million, or 4%, from December 31, 2024.

Clearfield gross margin from continuing operations improved from 29.2% to 33.2% in the first quarter of fiscal 2026 from the prior year quarter driven primarily by improved overhead absorption as well as higher inventory utilization.

Operating expenses from continuing operations for the first quarter of fiscal 2026 increased 23% to $13.2 million, or 38.5% of sales, from $10.7 million, or 36.1% of sales, in the same year-ago quarter, driven by increased investment in personnel and related expenses.

Income tax benefit from continuing operations was $1 thousand for the first quarter of fiscal 2026, compared to income tax expense from continuing operations of $53 thousand for the year-ago quarter. The income tax rate for the first quarter of fiscal 2026 was lower than the statutory rate due to the impact of discrete items and a lower level of pre-tax book loss.

Net loss from continuing operations for the first quarter of fiscal 2026 totaled $0.28 million, or $0.02 per diluted share, compared to net loss from continuing operations of $0.35 million or $0.02 per diluted share, in the same year-ago quarter. In the first quarter of fiscal 2026, the Company repurchased approximately $5.2 million in shares under its share repurchase program.

Net loss from discontinued operations for the first quarter of fiscal 2026, was $0.34 million, or $0.02 per basic and diluted share compared to net loss from discontinued operations for the first quarter of fiscal 2025, of $1.6 million, or $0.11 per basic and diluted share.

Outlook

For the second quarter of fiscal 2026, we anticipate net sales from continuing operations in the range of $32 million to $35 million, operating expenses to be up slightly relative to the first quarter, and net loss per diluted share in the range of $0.02 to $0.10.

We are reiterating our outlook for fiscal 2026 with net sales from continuing operations expected to be in the range of $160 million to $170 million, operating expenses as a percentage of revenue expected to remain consistent with fiscal 2025, and net income per share expected to be in the range of $0.48 to $0.62.

The net income (loss) per share ranges are based on the number of shares outstanding at the end of the first quarter of fiscal 2026 and do not reflect potential additional share repurchases completed in fiscal 2026. Our guidance reflects our current understanding of the impact of the evolving tariff situation, which could contribute to uncertainty in our business and in the macroeconomic environment. As we currently understand the tariff environment, we do not believe that the tariffs currently in place will materially affect our operating results.

Conference Call

Management will hold a conference call today, February 4, 2026, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-844-826-3033

International dial-in: 1-412-317-5185

Conference ID: 10205826

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through February 18, 2026, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 10205826

About Clearfield, Inc.

Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery solutions that play a critical role in enabling broadband operators to close the digital divide. Our labor lite, craft-friendly platform is leveraged by community broadband, MSOs, incumbent service providers, ISPs, data centers, military, municipalities, and coops - from homes passed to homes connected faster and more efficiently. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information

Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, the development and marketing of new products, the impact of recent trade policy changes, including new and increased tariffs, retaliatory tariffs, trade disputes, and market and economic reactions to such changes, expected customer ordering patterns and future supply agreements with customers, expectations regarding the impact on our business of M&A activity among our customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (BABA) Act requirements, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases, and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; changes in trade policy in the U.S. and other countries may adversely affect our business and results of operations; inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; our business is dependent on interdependent management information systems; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; our business is dependent upon capital spending by broadband service providers, and any delay, reduction or cancellation in capital spending by broadband service providers could adversely affect our business; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2025 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:

Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	December 31, 2025 (Unaudited)	September 30, 2025
Assets
Current assets
Cash and cash equivalents	$13,879	$21,493
Short-term investments	82,556	84,484
Accounts receivables, net	14,971	17,991
Inventories, net	40,201	42,031
Prepaid and other current assets	14,132	11,152
Current assets held for sale	-	21,337
Total current assets	165,739	198,488
Property, plant and equipment, net	9,479	9,682
Long-term investments	60,291	59,822
Goodwill	4,709	4,709
Intangible assets, net	8,929	9,353
Right-of-use lease assets	7,759	8,420
Deferred tax asset	10,610	10,263
Other non-current assets	534	608
Non-current assets held for sale	-	4,828
Total assets	$268,050	$306,173

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of lease liability	$2,890	$2,823
Accounts payable	3,852	7,028
Accrued compensation	4,197	6,598
Accrued expenses	2,270	2,197
Current liabilities held for sale	-	17,957
Total current liabilities	13,209	36,603
Other liabilities
Long-term portion of lease liability	5,189	5,934
Non-current liabilities held for sale	-	7,473
Total liabilities	18,398	50,010

Shareholders’ equity
Preferred stock, $0.01 par value; 500,000 shares; no shares issued or outstanding	-	-
Common stock, authorized 50,000,000, $0.01 par value; 13,838,883 and 13,839,675 shares issued and outstanding as of December 31, 2025 and September 30, 2025, respectively	138	138
Additional paid-in capital	143,053	147,382
Accumulated other comprehensive income	163	1,731
Retained earnings	106,298	106,912
Total shareholders’ equity	249,652	256,163
Total Liabilities and Shareholders’ Equity	$268,050	$306,173

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2025	2024

Net sales	$34,341	$29,698

Cost of sales	22,953	21,023

Gross profit	11,388	8,675

Operating expenses
Selling, general and administrative	13,212	10,721
Loss from continuing operations	(1,824)	(2,046)

Net investment income	1,546	1,744

Loss from continuing operations before income taxes	(278)	(302)

Income tax (benefit) expense	(1)	53
Loss from continuing operations, net of tax	(277)	(355)

Loss from discontinued operations, net of tax	(337)	(1,551)

Net loss	$(614)	$(1,906)

Loss per share
Basic
Continuing operations	$(0.02)	$(0.02)
Discontinued operations	(0.02)	(0.11)
Basic loss per share	$(0.04)	$(0.13)

Diluted
Continuing operations	$(0.02)	$(0.02)
Discontinued operations	(0.02)	(0.11)
Diluted loss per share	$(0.04)	$(0.13)

Weighted average shares outstanding:
Basic	13,869,510	14,213,025
Diluted	13,869,510	14,213,025

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2025	2024
Cash flows from operating activities (continuing)
Net loss	$(614)	$(1,906)
Loss from discontinued operations, net of tax	337	1,551
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,615	1,513
Amortization of premium and discount on investments, net	(117)	(766)
Deferred taxes	(375)	(135)
Stock-based compensation	1,271	1,050
Changes in operating assets and liabilities, net of acquired amounts:
Accounts receivable	3,020	3,577
Inventories, net	1,830	6,279
Other assets	(2,905)	(903)
Accounts payable and accrued expenses	(5,502)	(2,221)
Net cash (used in) provided by operating activities (continuing)	(1,440)	8,039

Cash flows from investing activities (continuing)
Purchases of property, plant and equipment and intangible assets	(988)	(1,751)
Purchases of investments	(19,953)	(39,015)
Proceeds from maturities of investments	21,660	54,476
Cash paid on disposal of business	(1,012)	-
Net cash (used in) provided by investing activities (continuing)	(293)	13,710

Cash flows from financing activities (continuing)
Proceeds from issuance of common stock under employee stock purchase plan	239	301
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(997)	(491)
Withholding related to exercise of stock options	(57)	-
Repurchase of common stock	(5,279)	(6,275)
Net cash used in financing activities (continuing)	(6,094)	(6,465)

Cash flows from discontinued operations
Net cash provided by (used in) operating activities	1,380	(889)
Net cash used in investing activities	-	(318)
Net cash (used in) provided by financing activities	(1,196)	77
Net cash provided by (used in) discontinued operations	184	(1,130)

Effect of exchange rates on cash and cash equivalents	(13)	132
Net (decrease) increase in cash and cash equivalents	(7,656)	14,286
Change in cash held for sale	42	1,065
Cash and cash equivalents, beginning of period	21,493	14,148
Cash and cash equivalents, end of period	$13,879	$29,499
Supplemental disclosures for cash flow information
Cash paid for income taxes, net	$(12)	$405
Non-cash financing activities
Cashless exercise of stock options	$419	$9